Registration No. 333-[ ]
===========================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ----------------------
                             FORM S-8

                      Registration Statement
                              Under
                    The Securities Act of 1933
                    --------------------------

           International Business Machines Corporation
           -------------------------------------------
      (Exact name of registrant as specified in its charter)

State of New York                                        13-0871985
----------------------------------                       ------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

Old Orchard Road, Armonk, New York                       10504
----------------------------------                       -------------------
(Address of Principal Executive                          (Zip Code)
Offices)

            Tivoli Systems Inc. 1994 Stock Option Plan
            Tivoli Systems Inc. 1990 Stock Option Plan
                (collectively, the "Tivoli Plans")
              --------------------------------------
                     (Full title of the plan)

           John E. Hickey, Vice President and Secretary
           International Business Machines Corporation
                         Old Orchard Road
                      Armonk, New York 10504
                          (914) 765-1900
                  -----------------------------
               (Name, address and telephone number
                      of agent for service)

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                  Proposed        Proposed
Title of                          maximum         maximum
securities       Amount          offering        aggregate     Amount of
to be            to be           price per       offering      registration
registered:      registered:     share:          price:        fee:
-----------      -----------     ---------       --------      -----------
Capital Stock      692,343        $32.00*      $22,154,976*      $7,640
($1.25 Par Value)    shares

*Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h), based on a weighted average of the exercise prices of Tivoli Systems Inc. options issued under the Tivoli Plans outstanding as of the date hereof multiplied by a conversion factor to reflect the price at which such options could be exercised to purchase shares of Capital Stock of IBM on the date hereof pursuant to the Merger Agreement.
===========================================================================

                              Part I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.


                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1994, and the description of IBM's Common Stock set forth in IBM's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed since December 31, 1994, by IBM pursuant to Section 13(a) or 15(d) of the Exchange Act are also incorporated by reference. All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

Pursuant to the Agreement and Plan of Merger dated as of January 30, 1996 (the "Merger Agreement"), among IBM, Topaz Acquisition Corp. and Tivoli Systems Inc. ("Tivoli"), IBM agreed to assume all outstanding stock options of Tivoli (the "Tivoli Options") issued pursuant to Tivoli's stock option plans (the "Tivoli Plans") as of the Effective Time (as defined in the Merger Agreement) of the merger contemplated therein. Under the Merger Agreement, except as set forth below, each Tivoli Option will be exercisable under the same terms and conditions as under the applicable

Tivoli Plan except that both the number of shares of Capital Stock of IBM for which such option will be exercisable as well as the exercise price of such option will be adjusted pursuant to the Merger Agreement. In addition, in accordance with the Merger Agreement, Tivoli has accelerated the exercisability of 50% of the unexercisable installments of Tivoli Options outstanding as of the date of the Merger Agreement, such acceleration having been applied first to those options that were to become exercisable the latest in time by their original terms.


Item 5.  Interests of Named Experts and Counsel.

None.


Item 6.  Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

          "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time."

The Certificate of Incorporation of IBM (Article ELEVENTH) provides the following:

          "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by the corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit Number                                                   Reference
--------------                                                   ---------
(4) Instruments defining the rights of security holders, including indentures

     (a) Tivoli Systems Inc. 1990 Stock Option
          Plan ..............................................    Exhibit 4(a)

     (b) Tivoli Systems Inc. 1994 Stock Option
          Plan ..............................................    Exhibit 4(b)

(15) Letter re:  unaudited interim financial information.....       None

(23) Consents of experts and counsel

     The consent of Price Waterhouse LLP.....................   Exhibit 23(a)

(24) Powers of attorney......................................    Exhibit 24

(28) Information from reports furnished to state
         insurance regulatory authorities....................       None

(99) Additional Exhibits.....................................       None

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statment or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, on this 4th day of March, 1996.


                              INTERNATIONAL BUSINESS MACHINES CORPORATION
                              By
                                         /s/ G. Richard Thoman
                              -------------------------------------------
                                  Name:  G. Richard Thoman
                                  Title: Senior Vice President and
                                         Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                                  Date
--------------------------------------------------------------------------

/s/ G. Richard Thoman      Senior Vice President             March 4, 1996
---------------------      and Chief Financial
G. Richard Thoman          Officer (Principal
                           Financial Officer)

Louis V. Gerstner, Jr.     Chairman of the Board  )
                           of Directors and Chief )
                           Executive Officer      )
                           (Principal Executive   )
                           Officer)               )
James M. Alic              Vice President and     )
                           Controller (Principal  )
                           Accounting Officer)    )By:
Cathleen Black             Director               )    /s/ G. Richard Thoman
Harold Brown               Director               )    ----------------------
Juergen Dormann            Director               )    (Attorney-in-fact)
Nannerl O. Keohane         Director               )
Charles F. Knight          Director               )     March 4, 1996
Lucio A. Noto              Director               )
John B. Slaughter          Director               )
Alex Trotman               Director               )
Charles M. Vest            Director               )

                          EXHIBIT INDEX

EXHIBIT NO.
-----------

    4(a)       Tivoli Systems Inc. 1990 Stock Option Plan

    4(b)       Tivoli Systems Inc. 1994 Stock Option Plan

    23(a)      Consent of Independent Accountants

    24         Powers of Attorney

                                                  Exhibit 4(a)

                       TIVOLI SYSTEMS INC.

                      1990 STOCK OPTION PLAN


1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options", at the discretion of the Board and as reflected in the terms of the written option agreement.

2. Definitions. As used herein, the following definitions shall apply:

     (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Common Stock of the Company.

     (d) "Company" shall mean TIVOLI Systems Inc., a Texas corporation.

     (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of
          Section 4 of the Plan, if one is appointed.

     (f) "Consultant" shall mean any person who is engaged by the Company or any subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange

          Act of 1934, as amended (the "Exchange Act"), the term
          Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

     (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (i) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

     (j) "Option" shall mean a stock option granted pursuant to the Plan.

     (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

     (l) "Optionee" shall mean an Employee or Consultant who receives an Option.

     (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

     (n)  "Plan" shall mean this 1990 Incentive Stock Option
          Plan.

     (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

     (p) "Subsidiary" shall mean a "subsidiary corporation" whether now or hereafter existing, as defined in
          Section 425(f) of the Code.

3.   Stock Subject to the Plan. Subject to the provisions of
     Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 13,201,040 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.   Administration of the Plan.

     (a) Procedure. The plan shall be administered by the Board of Directors of the Company.

          (i) Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

               Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

          (ii) Notwithstanding the foregoing subparagraph (i), if and in any event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of options to officers or directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time with the preceding year, any grants of options to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Subject to the foregoing, from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant incentive Stock Options, in accordance with Section 422A of the Code, or nonstatutory stock options; (ii) to determine, upon review of relevant information and in accordance with
          Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan;
          (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.   Eligibility.

     (a) Nonstatutory Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

     (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a nonstatutory stock option.

     (d) The Plan shall not confer upon any Optionee right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Incentive Stock Option or Nonstatutory Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five
     (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

8.   Exercise Price and Consideration.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i)  In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

               (B)  granted to any Employee, the per Share
                    exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (ii) In the case of a nonstatutory stock option

               (A) granted to a person who at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

               (B) granted to a person, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

         (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of the grant.

          (b) The fair market value shall be determined by the Board in its discretion, except where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event of the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Texas Business Corporation Act.

9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the

               Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. The shares delivered in connection with the exercise of an option shall be deemed issued on the exercise date. All rights as a shareholder, including the right to vote or receive dividends, shall exist with respect to the optioned stock on such exercise date.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Status as an Employee or
               Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of grant of the Option) after the date he ceases to be an Employee or Consultant of the Company, exercise his Incentive Stock Option or Nonstatutory Stock Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Incentive Stock Option or Nonstatutory Stock Option at the date of such termination, or if he does not exercise such Incentive Stock Option or Nonstatutory Stock Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment relationship with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board at the time of grant of the Option) from date of termination. To the extent that he was entitled to exercise the Option at the date of termination, or if he does not exercise his Incentive Stock Option or Nonstatutory Stock Option to the extent he was entitled to exercise it at the date of such termination, or if he does not exercise an Incentive Stock Option or Nonstatutory Stock Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee. In the event of the death of an
               Optionee:

               (i)  during the term of the Incentive Stock
                    Option, or Nonstatutory Stock Option who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Incentive Stock Option or Nonstatutory Stock Option, as applicable, the Option may be exercised at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Incentive Stock Option or Nonstatutory Stock Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death; or

               (ii) within thirty (30) days or such other period
                    of time not exceeding three (3) months as is determined by the Board at the time of grant of the Incentive Stock Option or Nonstatutory Stock Option after the termination of Continuous Status as an Employee, the Incentive Stock Option or Nonstatutory Stock Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Incentive Stock Option or Nonstatutory Stock Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (e) Limitation on Term. Notwithstanding the foregoing, no stock options may be exercisable on a date greater than the date which is ten years from the grant of such options.

10. Non-Transferability of Optionee. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion, in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of each successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          (ii) any change in the designation of the class of employee or consultants eligible to be granted
               Options; or

         (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

     (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17(a) of the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect the Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Option Agreement. Option shall be evidenced by written option agreements in such form as the Board shall approve.

17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such shareholders of the Company shall be:

     (a) (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

     (b) obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under
          Section 12 of the Exchange Act.

18. Information to Optionees. The Company shall make available to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                                                  Exhibit 4(b)


                          TIVOLI SYSTEMS INC.

                        1994 STOCK OPTION PLAN
                     (as amended January 12, 1995)

                              ARTICLE ONE

                          General Provisions

I.   PURPOSES OF THE PLAN

          A. The 1994 Stock Option Plan ("Plan") was adopted effective January 16, 1994 ("Effective Date") to promote the interests of Tivoli Systems Inc., a Texas corporation ("Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. This Plan serves as the successor to the Corporation's 1990 Stock Option Plan ("1990 Plan"), and no further option grants shall be made under the 1990 Plan from and after the Effective Date. All options outstanding under the 1990 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

II.  DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          Board: the Corporation's Board of Directors.

          Code: the Internal Revenue Code of 1986, as amended.

          Committee: the committee of two (2) or more Board members appointed by the Board to administer the Plan.

          Common Stock: shares of the Corporation's common stock.

          Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

               b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

               a. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

               b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          Fair Market Value: the fair market value per share of Common Stock determined in accordance with the following provisions:

               a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq
National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such change. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               c. If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the Nasdaq National Market, then Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

          Hostile Take-Over: a change in ownership of the Corporation effected through the following transaction:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

               b. more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

          IPO Effective Date: the date the Common Stock is registered under Section 12(g) of the 1934 Act.

          1934 Act: the Securities Exchange Act of 1934, as amended from time to time.

          Optionee: a person to whom an option is granted under the Plan.

          Permanent Disability or Permanently Disabled: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

          Plan Administrator: either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

          Service: the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

          Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III. ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.

          B. From and after the IPO Effective Date, the Plan shall be administered by the Committee; no Board member shall be eligible to serve on the Committee if such individual has, within the twelve
(12)-month period immediately preceding the date he or she is to be appointed to the Committee or, if shorter, the period commencing on the IPO Effective Date and ending with the date of his or her appointment to the Committee, received an option grant or stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          C. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations and interpretations concerning such program and any outstanding option under the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Plan.

IV.  ELIGIBILITY FOR OPTION GRANTS

          A. The persons eligible to participate in the Plan shall be limited to the following:

          (i) officers and other employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations); and

          (ii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations); and

          (iii) non-employee members of the board of directors of the Corporation (or its parent or subsidiary corporations).

          B. Non-employee members of the Board shall not be eligible to participate in the Plan or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations) after the IPO Effective Date.

          C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

V.   STOCK SUBJECT TO THE PLAN

          A. Shares of the Corporation common stock , par value $0.01 pr share ("Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan from and after the Effective Date, including the 2,000,000-share increase approved by the Board on January 12, 1995, shall not exceed 14,543,482 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this
Section V. To the extent one or more outstanding options under the 1990 plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan. In no event may any one officer of the Corporation acquire shares of Common Stock under the Plan in excess of thirty- five percent (35%) of the total share reserve available for issuance under the Plan. The foregoing limitation shall not be applicable to options granted on or before December 31, 1993.

          B. Should one or more outstanding options under this Plan (including any outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV or Article Two of the
Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grant under the Plan. Should the option price of an outstanding option under the Plan (including any option incorporated from the 1990 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

          C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan; (ii) the number and/or class of shares and price per share in effect under reach outstanding option under the Plan (including each outstanding option incorporated into this Plan from the 1990 Plan), and (iii) the maximum number and/or class of shares issuable to any one officer of the Corporation under the Plan. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                             ARTICLE TWO

                             OPTION GRANTS


I.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

          A.  Option Price.

          1. The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share on the date of the option grant be less than (i) the Fair Market Value per share of Common Stock in the case of an Incentive Option and (ii) 85% of the Fair Market Value per share of Common Stock in the case of a non- statutory option.

          2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

          - cash or check made payable to the Corporation's order;

          - shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair
     Market Value on the Exercise Date (as such term is defined below); or

          - through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a Corporation- designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation in connection with such purchase and
     (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this Section I.A.2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

          C.  Termination of Service.

          1. The following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death.

          - Should the Optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

          - In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

          - Should the Optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve
     (12)-month period following the date of the Optionee's cessation of Service. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

          - Under no circumstances, however, shall any option be exercisable after the specified expiration date of the option term.

          - Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          2. The Plan Administrator shall have discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under Section I.C.1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

          The Plan Administrator shall have discretion to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

          D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

          E. Repurchase Rights. the shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

          1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right. Should the Optionee cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Optionee shall have no further stockholder rights with respect to those shares, unless the Corporation waives its right of repurchase in a writing delivered to the Optionee. The Corporation shall repay to the Optionee the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Optionee to the extent attributable to such surrendered shares.

          2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under the Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

          A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other Option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

          Except as modified by the preceding provisions of this
Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate upon a Corporate Transaction if and to the extent such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. The determination of comparability shall be made by the Plan Administrator, and its determination shall be final and binding.

          B. Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either in advance of a Corporate Transaction or at the time of a Corporate Transaction, to provide (upon such terms as it may deem appropriate) for (i) the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time and/or (ii) the subsequent termination of one or more of the Corporation's outstanding repurchase rights which are assigned in connection with the Corporate Transaction and do not otherwise terminate at that time, in the event Optionee's Service should subsequently terminate following a Corporate Transaction.

          E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of a Change in Control or at the time of a Change in Control, to provide for the acceleration of one or more outstanding options under the Plan (including one or more options incorporated from the 1990 Plan) and the immediate termination of one or more of the Corporation's outstanding repurchase rights under this Article Two upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the

Optionee's Service within a specified period following the Change in Control.

          F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          G. The grant of option under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 85% of the Fair Market Value of the Common Stock on the new grant date (or 100% of such Fair Market Value in the case of an Incentive Option and 110% of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder).

V.   STOCK APPRECIATION RIGHTS

          A. Each officer of the Corporation subject to the short-swing profit restrictions of the Federal securities laws shall be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the Optionee shall in return be entitled to a cash distribution from the

Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

          B. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grant under the Plan.

VI.  LOANS OR INSTALLMENT PAYMENTS

          The Plan Administrator may assist any Optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any Federal and state income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such Optionee from the Corporation or (b) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment(including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted with or without security or collateral (other than to Optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any Federal and state income and employment tax liability incurred by the Optionee in connection with the exercise of the option.

                             ARTICLE THREE

                             MISCELLANEOUS

I.   AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or
(iii) otherwise materially increase the benefits accruing to participants under the Plan.

II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the 1934 Act) provide any or all holders of outstanding option grants under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the Optionee) of the Federal and state income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more Optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III. EFFECTIVE DATE AND TERM OF PLAN

          A. This Plan, as successor to the Corporation's 1990 Plan, became effective as of the January 16, 1994 Effective Date. The Plan was subsequently amended on January 12, 1995 to increase the number of shares of Common Stock issuable thereunder. No stock options granted under the Plan shall become exercisable unless and until the Plan, as amended, is approved by the stockholders on or before January 15, 1995, provided that options may be exercised as long as the shares are held in escrow until stockholder approval is obtained for the Plan. Should such stockholder approval not be obtained, then all stock options granted and shares issued under this Plan shall terminate and cease to remain outstanding, and no further stock option grants shall be made under the Plan. Subject to the foregoing limitations, options may be granted under this Plan at any time from and after the Effective Date and before the date fixed herein for termination of this Plan.

          B. The provisions of the Plan shall apply only to options granted under the Plan from and after the Effective Date. Except as set forth below, each option issued and outstanding under the 1990 Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder or their exercise of outstanding stock appreciation rights thereunder.

          C. The option/vesting acceleration provisions of Section III of Article Two relating to Corporation Transactions and Changes in Control and stock appreciation right provisions of Section V may, in the Plan Administrator's discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the 1990 Plan on the Effective Date but which do not otherwise provide for such acceleration or appreciation right.

          D. The sale and remittance procedure authorized for the exercise of outstanding options shall be available for all options granted under the Plan and for all non- statutory options outstanding under the 1990 Plan on the

Effective Date. The Plan Administrator may also allow such procedure to be used in connection with one or more disqualifying dispositions of Incentive Option shares effected after such date.

          E. The Plan shall terminate upon the earlier of (i) January 15, 2004 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article Two. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

          F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

V.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.


VII. MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee. The Optionee shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. An Optionee shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Plan. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Optionee nor the proposed transferee shall have any rights with respect to those shares. However, the Optionee shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the purchase agreement applicable to the gifted shares.

          B. The provisions of the Plan shall be governed by the laws of the state of Texas, as such laws are applied to contracts entered into and performed in such state.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                                    EXHIBIT 23(a)

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1995 appearing on page 35 of the 1994 Annual Report to Shareholders of International Business Machines Corporation which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. Furthermore, we consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 7 of such Annual Report on Form 10-K.

                                   /s/PRICE WATERHOUSE LLP
                                   -----------------------
                                   PRICE WATERHOUSE LLP

New York, N.Y.
March 4, 1996

                                                       EXHIBIT 24

           POWER OF ATTORNEY OF LOUIS V. GERSTNER, JR.


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Chairman of the Board of Directors and Chief Executive Officer of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/LOUIS V. GERSTNER, JR.
                                   ---------------------------
                                   Louis V. Gerstner, Jr.
                                   Chairman of the Board of
                                   Directors and Chief
                                   Executive Officer

                POWER OF ATTORNEY OF JAMES M. ALIC


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Vice President and Controller of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/JAMES M. ALIC
                                   ---------------------------
                                   James M. Alic
                                   Vice President and
                                   Controller

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/CATHLEEN BLACK
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/HAROLD BROWN
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/JUERGEN DORMANN
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/NANNERL O. KEOHANE
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/CHARLES F. KNIGHT
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/LUCIO A. NOTO
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/JOHN B. SLAUGHTER
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/ALEX TROTMAN
                                   ---------------------------
                                   Director

                POWER OF ATTORNEY OF IBM DIRECTOR


          KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Director of International Business Machines Corporation, a New York corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate Form, for shares of capital stock of the Corporation or other interests issuable upon the exercise or surrender of options assumed by the Corporation that were issued by Tivoli Systems Inc., hereby constitute and appoint Lawrence R. Ricciardi, G. Richard Thoman, James M. Alic, John E. Hickey and Jeffrey D. Serkes, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 30th day of January, 1996.


                                   /s/CHARLES M. VEST
                                   ---------------------------
                                   Director